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                                                                   Exhibit 99.19
                                 POWER OF ATTORNEY


     The undersigned hereby constitutes Kenneth Reid her true and lawful attorney, with full power to sign for her, in her name and in the capacity indicated below, any and all registration statements of Barr Rosenberg Variable Insurance Trust, a Massachusetts business trust, under the Securities Act of 1933 or the Investment Company Act of 1940, and generally to do all things in her name and in her behalf to enable Barr Rosenberg Variable Insurance Trust to comply with the provisions of the Securities Act of 1933, the Investment Company Act of 1940, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming her signature as it may be signed by her said attorney to any and all registration statements and amendments thereto.

     Witness my hand this 30th day of March, 1998.


                                                /s/ Po-Len Hew
                                             ---------------------------------
                                                    Po-Len Hew
                                                    Treasurer, Principal
                                                    Financial and Accounting
                                                       Officer